Acknowledgement of Independent Registered Public Accounting Firm
YUM! Brands, Inc.
Louisville, Kentucky

With respect to the subject registration statement, we acknowledge our awareness of the use therein of our report dated November 5, 2019 related to our review of interim financial information.

Description	Registration Statement Number

Form S-8

Restaurant Deferred Compensation Program	333-36877, 333-32050
Executive Income Deferral Program	333-36955
SharePower Stock Option Plan	333-36961
YUM! Brands 401(k) Plan	333-36893, 333-32048, 333-109300
YUM! Brands, Inc. Restaurant General Manager Stock Option Plan	333-64547
YUM! Brands, Inc. Long-Term Incentive Plan	333-32052, 333-109299, 333-170929, 333-223152

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Louisville, Kentucky
November 5, 2019